UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 12, 2011

Date of Earliest Event Reported: January 7, 2011

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Residual Purchase Agreement with First Alliance Payment Processing, Inc.

Pursuant to a Residual Purchase Agreement (the “Purchase Agreement”) between the Company and First Alliance Payment Processing, Inc. (“FAPP”), dated January 7, 2011, the Company acquired FAPP’s right to receive certain merchant residual payments (“Residuals”) that will generate monthly residual payments to the Company. The Company will begin receiving such payments beginning in January 2011.

In exchange for the Residuals, the Company paid to FAPP $160,000 in cash and issued to FAPP 20,000 shares (the “FAPP Shares”) of the Company’s Common Stock. The FAPP Shares are subject to a two (2) year lock-up, and FAPP covenants that, for a period of twenty-four (24) months following the closing, certain portfolio performance metrics will be met. If the performance metrics are not met, the Company can reclaim up to all of the 20,000 FAPP Shares.

The Purchase Agreement also contains other customary terms, including, but not limited to, customary representations and warranties, covenants, confidentiality terms, and indemnification provisions.

Item 3.02. Unregistered Sales of Equity Securities.

Residual Purchase Agreement with First Alliance Payment Processing, Inc.

As described in Item 1.01 of this Current Report on Form 8-K, the Company has issued 20,000 shares of Common Stock to FAPP. No underwriters were involved in the transaction described above. All of the securities issued in the foregoing transaction were issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, in that the transaction involved the issuance and sale of the Company’s securities to a financially sophisticated entity that was aware of the Company’s activities and business and financial condition and took the securities for investment purposes and understood the ramifications of its actions. The Company did not engage in any form of general solicitation or general advertising in connection with the transaction. The purchaser also represented that it was an “accredited investor” as defined in Regulation D and that it was acquiring such securities for its own account and not for distribution. All certificates representing the securities issued will have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies. This exemption is based on certain representations, warrants, agreements, and covenants of FAPP contained in the Purchase Agreement.

The information pertaining to the issuance of the Company’s Common Stock to FAPP in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: January 12, 2011	By:	/s/ Harold Montgomery
Harold Montgomery
Chief Executive Officer